EXHIBIT 3.1



                          SHAWMUT NATIONAL CORPORATION

                          ____________________________

                   CERTIFICATE OF INCREASE OF SERIES A JUNIOR
                          PARTICIPATING PREFERRED STOCK

                         Pursuant to Section 151 of the
                         General Corporation Law of the
                               State of Delaware

                    We, J. Michael Shepherd and Harriet Munrett
          Wolfe, being Executive Vice President, General Counsel and Secretary and Assistant Secretary, respectively, of Shawmut National Corporation, a Delaware Corporation (the
           Corporation ), pursuant to resolutions of the Board of Directors of the Corporation adopted January 26, 1995 at a duly constituted meeting, hereby certify:

                    FIRST: That the Corporation filed a Certificate of Designation, Preferences and Rights on March 7, 1989 creating a series of 1,500,000 shares of Preferred Stock and designating it as "Series A Junior Participating Preferred Stock."

                    SECOND: That the Corporation s Certificate of Designation, Preferences and Rights is hereby amended to increase the number of shares constituting the Series A Junior Participating Preferred Stock from 1,500,000 to 3,000,000.

                    THIRD: That the foregoing Amended Certificate of Designation, Preferences and Rights has been duly adopted in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.


                    IN WITNESS WHEREOF, we have caused this
          Certificate to be signed and attested by the Corporation s duly authorized officers this 3rd day of February, 1995.

          CORPORATE SEAL

          /s/ J. Michael Shepherd
          __________________________
          Name:   J. Michael Shepherd
          Title:  Executive Vice President,
                    General Counsel and Secretary


          ATTEST:

          /s/ Harriet Munrett Wolfe
          _____________________________
          Name:  Harriet Munrett Wolfe
                 Assistant Secretary